Report of
 Independent
 Registered
Public Accounting Firm

To the Shareholders
and Board of Trustees of
Federated High Yield
 Trust:

In planning and performing
 our audit of the financial
statements of Federated High Yield
Trust (the "Fund") as of
and for the year ended
February 28, 2011, in
accordance with the
standards of the Public
 Company Accounting Oversight
Board (United States), we
considered the Fund's
internal control over
financial reporting,
including controls over
safeguarding securities,
as a basis for designing
our auditing procedures for
the purpose
of expressing our opinion
on the financial statements
and to comply with the
requirements of Form N-SAR,
but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's
internal control over financial
reporting.  Accordingly, we
express no such opinion.

The management of the Fund is
 responsible for establishing
and maintaining effective
internal control over financial
reporting. In fulfilling this
responsibility, estimates and
judgments by management are
 required to assess the
 expected benefits and related
costs
of controls. A company's
internal control over
financial reporting is a
process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
A company's internal control over
financial reporting
includes those policies and
procedures that (1) pertain to
the maintenance of records that,
in reasonable detail, accurately
and fairly reflect the transactions
and dispositions of the
assets of the company; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with generally
accepted accounting principles,
and that receipts and expenditures
of the company are
being made only in accordance with
authorizations of management and
directors of the
company; and (3) provide reasonable
assurance regarding prevention or
timely detection
of unauthorized acquisition, use or
disposition of a company's assets
that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not
prevent or detect misstatements.
 Also,
projections of any evaluation of
effectiveness to
future periods are subject to the
 risk that controls may become
inadequate because of
changes in conditions, or that the
degree of compliance with the
policies or procedures
may deteriorate.

A deficiency in internal control
 over financial reporting exists
when the design or
operation of a control does not
allow management or employees,
in the normal course of
performing their assigned functions,
to prevent or detect misstatements on
a timely basis.
A material weakness is a deficiency,
 or a combination of deficiencies,
in internal control
over financial reporting, such that
there is a reasonable possibility
that a material
misstatement of the company's annual
or interim financial statements will
 not be
prevented or detected on a timely
 basis.



Our consideration of the Fund's
internal control over financial
reporting was for the
limited purpose described in the
 first paragraph and would not
necessarily disclose all
deficiencies in internal control
 that might be material weaknesses
under standards
established by the Public Company
Accounting Oversight Board
(United States).
However, we noted no deficiencies
in the Fund's internal control over
financial reporting
and its operation, including controls
over safeguarding securities that
we consider to be a
material weakness as defined above
as of February 28, 2011.

This report is intended solely
for the information and use of
management and the Board
of Trustees of the Fund and the
Securities and Exchange Commission
and is not intended
to be, and should not be, used
 by anyone other than these
specified parties.



Ernst & Young LLP

Boston, Massachusetts
April 25, 2011